Exhibit 5.1

February 23, 2015

Marin Software Incorporated

123 Mission Street

25th Floor

San Francisco, CA 94105

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”) filed by Marin Software Incorporated, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about February 23, 2015 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,562,721 shares (the “Shares”) of the Company’s Common Stock, $0.001 par value (the “Common Stock”), issued or subject to issuance by the Company pursuant to that certain Share Purchase Agreement, dated as of February 5, 2015, by and among the Company, Social Moov, a French société par actions simplifiée (“Social Moov”), Social Moov’s securityholders and Sylvain Eche, as the Shareholder’s’ Agent (the “Agreement”), and that certain letter, dated as of February 12, 2015, by and among the Company, Social Moov, Social Moov’s securityholders and Sylvain Eche, as the Shareholders’ Agent, which supplements and clarifies certain provisions of the Agreement (the “Letter”), all of which Shares will be sold by certain selling stockholders of the Company (the “Selling Stockholders”), and which number of Shares includes (a) 635,991 shares of Common Stock that have been issued by the Company pursuant to the Agreement as of the date hereof (the “Current Shares”) and (b) up to 926,730 shares of Common Stock that the Company may issue in the future pursuant to the Agreement (the “Future Shares”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein, which included examination of the documents described on Exhibit A attached hereto (which is incorporated herein by reference). Capitalized terms used but not defined in the body of this letter have the meanings given to such terms on Exhibit A hereto.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all such documents by the Selling Stockholders, where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing Delaware General Corporation Law. Without limitation, we express no opinion with respect to the federal laws of the United States of America or the securities or “blue sky” laws of any state.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Good Standing Certificate and representations made to us by the Company in the Opinion Certificate.

February 23, 2015

In connection with our opinion expressed in paragraph (2) below, we have assumed that, at or prior to the time of the delivery of any Shares, (a) the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, the registration will apply to all the Shares and the Registration Statement will not have been modified or rescinded and (b) there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock.

This opinion is based upon the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients regarding, opinions of the kind set forth in this opinion letter, including customary practice as described in bar association reports.

Based upon and subject to the foregoing, we are of the following opinion:

(1) the Company is a corporation validly existing, in good standing, under the laws of the State of Delaware;

(2) the 635,991 shares of Common Stock constituting the Current Shares to be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable; and

(3) the 926,730 shares of Common Stock constituting the Future Shares to be sold by the Selling Stockholders pursuant to the Registration Statement, if and when issued in accordance with the terms of the Agreement and the Letter, will be, validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

This opinion is intended solely for use in connection with the sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above and is based solely on our understanding of facts in existence as of such date. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By:	/s/ Michael A. Brown
Michael A. Brown, a Partner

Attachment:

Exhibit A: Certain Reviewed Documents

EXHIBIT A

to

Legal Opinion Regarding S-3 Registration Statement

of

Marin Software Incorporated (the “Opinion Letter”)

Capitalized terms used but not defined in this Exhibit A have the meanings defined for such terms in the Opinion Letter to which this Exhibit A is attached. As used herein, the term the “Company” means Marin Software Incorporated, a Delaware corporation.

(a)	The Company’s Restated Certificate of Incorporation, filed with the Delaware Secretary of State on March 27, 2013 and certified by the Delaware Secretary of State on March 27, 2013 (the “Restated Certificate”);

(b)	The Company’s Restated Bylaws, certified by the Company’s Secretary on March 27, 2013, and certified by the Company to us in the Opinion Certificate to be the currently effective bylaws of the Company (the “Bylaws”);

(c)	The Agreement and the Letter (as each of those respective terms are defined in the opinion letter to which this Exhibit A is attached);

(d)	The Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

(e)	The prospectus prepared in connection with the Registration Statement (the “Prospectus”);

(f)	Corporate proceedings and actions of the Company’s Board of Directors (the “Board”) and stockholders provided to us by the Company relating to the adoption, approval, authorization and/or ratification of (i) the Restated Certificate, (ii) the Bylaws, (ii) the Agreement and the sale and issuance of the Shares, and the reservation of the Shares for sale, thereunder, and (iii) the filing of the Registration Statement;

(g)	The verification by the Company’s transfer agent as to the number of the Company’s authorized, issued and outstanding shares of its capital stock (including Common Stock and Preferred Stock) (and the number of such shares on an as-converted to Common Stock basis) as of February 17, 2015;

(h)	A Certificate of Good Standing issued with respect to the Company by the Delaware Secretary of State dated February 19, 2015, stating that the Company is qualified to do business and in good standing under the laws of the State of Delaware (the “Good Standing Certificate”); and

(i)	An Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Opinion Certificate”).

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